SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Check the  appropriate  box:
[ ] Preliminary  Proxy  Statement
[x] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             Alliance Bancorp
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] $125 per Exchange Act Rules  0-11(c)(1)(ii),14a-6(i)(1),or  14a-6(j)(2).
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
          ......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         .......................................................................
         4) Proposed maximum aggregate value of transaction:

         .......................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:


3) Filing Party:


4) Date Filed:

                                ALLIANCE BANCORP
                                One Grant Square
                            Hinsdale, Illinois 60521
                                 (630) 323-1776





May 14, 1999



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Bancorp to be held on Wednesday, June 23, 1999, at Ashton Place, 341
W. 75th Street, Willowbrook, Illinois, at 10:00 a.m., Chicago time (the "Annual Meeting"). Notice of the Annual Meeting, a Proxy Statement and a White Proxy Card are enclosed.

         At the Annual Meeting, you will be asked to consider and vote upon the election of five directors for a term of three years each and the ratification of KPMG LLP as independent auditors for the year ending December 31, 1999.

         We encourage you to attend the Annual Meeting in person. Whether or not you do, we hope you will read the Proxy Statement and sign and date the White Proxy Card and return it in the enclosed postage-paid envelope. This will save Alliance Bancorp additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the Annual Meeting even if you have previously returned the White Proxy Card.

         On behalf of the Board of Directors and all of the employees of the Company and Liberty Federal Bank, we wish to thank you for your support and for your attention to this important matter.

Sincerely,




Fredric G. Novy                       Kenne P. Bristol
Chairman of the Board                 President and Chief Executive Officer

                                ALLIANCE BANCORP
                                One Grant Square
                            Hinsdale, Illinois 60521
                                 (630) 323-1776
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 23, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alliance Bancorp (the "Company") will be held on Wednesday, June 23, 1999, at Ashton Place, 341 W. 75th Street, Willowbrook, Illinois, at 10:00 a.m., Chicago time.

         A White Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is being held for the purpose of considering and voting upon the following matters:

         1.       The election of five directors for a term of three years each;

         2. The ratification of KPMG LLP as independent auditors of the Company for the year ending December 31, 1999; and

to transact such other business as may properly come before the Annual Meeting or any and all adjournments and postponements thereof.

         Pursuant to the Bylaws, the Board of Directors has fixed May 12, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of the Common Stock of the Company as of the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's executive office, One Grant Square, Hinsdale, Illinois for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

                                            By Order of the Board of Directors



                                            Richard A. Hojnicki
                                            Secretary
Hinsdale, Illinois
May 14, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                                ALLIANCE BANCORP
                                One Grant Square
                            Hinsdale, Illinois 60521
                                 (630) 323-1776
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 23, 1999

         This Proxy Statement is being furnished to the stockholders of Alliance Bancorp (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") scheduled to be held on Wednesday, June 23, 1999, at Ashton Place, 341 W. 75th Street, Willowbrook, Illinois, at 10:00 a.m., Chicago time, and at any and all adjournments or postponements thereof. This Proxy Statement and the White Proxy Card are first being mailed to stockholders on or about May 18, 1999.

--------------------------------------------------------------------------------

                             REVOCATION OF PROXIES
--------------------------------------------------------------------------------


         Stockholders who execute the White Proxy Card in the form solicited hereby retain the right to revoke the proxy in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed White Proxy Cards will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------


         Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on May 12, 1999 (the
"Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 11,030,320 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting in person or by proxy is required for the ratification of KPMG LLP as the Company's auditors for the year ended December 31, 1999. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not be counted as votes cast for purposes of the ratification of the independent auditors.

         In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). Based on reports filed with the SEC, there were no persons who beneficially owned more than five percent of the Common Stock outstanding as of May 12, 1999.


--------------------------------------------------------------------------------

                      PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------



         The Board of Directors of the Company is comprised of 15 members divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one class of Directors expiring in each year. Directors serve until their successors are elected and qualified. The table below sets forth certain information regarding the members of the Board, including the five nominees for re-election to the Board, as well as information regarding the executive officers of the Company, as of May 12, 1999. Management believes that the nominees will stand for election and will serve if elected as Directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES WHOSE NAMES APPEAR BELOW.



                                                                                       Amount and
                                                                                        Nature of
                                                   Year First                          Beneficial          Percent
    Name, Age, Principal Occupation and             Elected            Term to        Ownership of           of
    Business Experience for Past 5 Years          to Board (1)          Expire          Stock (2)           Class
    ------------------------------------         --------------         ------          ---------          ------
NOMINEES AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS
Edward J. Burns, Age 69 (3).................          1963               2002          204,628(4)           1.72%
   Retired; Chairman of the Board of
   Liberty Bancorp from 1991 and
   Liberty Federal Savings from 1982
   until February 1997.  President and
   Chief Executive Officer of Liberty
   Bancorp and Liberty Federal Savings
   until 1994.
Whit G. Hughes, Age 73......................          1982               2002          102,639(5)            0.86
   Chairman and former Chief Executive
   Officer of Hughes Enterprises, Inc., a
   distributor of appliances and parts and
   a developer and operator of self-service
   laundry stores.



                                                                                       Amount and
                                                                                        Nature of
                                                   Year First                          Beneficial          Percent
    Name, Age, Principal Occupation and             Elected            Term to        Ownership of           of
    Business Experience for Past 5 Years          to Board (1)          Expire          Stock (2)           Class
    ------------------------------------         --------------         ------          ---------          ------
Edward J. Nusrala, Age 59 (3)...............          1997               2002           25,200(6)           0.21%
   Founder, owner and President of
   Famous Brand Shoes, Inc., a retail shoe company.
William R. Rybak, Age 48 (3)................          1986               2002           58,668(7)           0.49
   Chairman of the Board of Directors of
   Hinsdale Federal from 1990 to
   February 1997, and Chairman of the
   Board of Hinsdale Financial from its
   formation  in 1992 to  February  1997.
   Executive  Vice  President  and Chief
   Financial Officer of Van Kampen American Capital,
   Inc., a financial services company  specializing
   in money  management and the distribution of mutual
   funds.
Donald E. Sveen, Age 67 (3).................          1971               2002          103,000(7)           0.86
   Retired; prior to July 1996, President,
   Chief Operating Officer and Director
   of The John Nuveen Company and
   Subsidiaries and Chairman, Chief
   Executive Officer and Director of the
   Nuveen Select Tax-Free Income
   Portfolio Funds.  Nuveen is a financial
   services company specializing in tax-
   exempt investments and money
   management.
CONTINUING DIRECTORS
Howard R. Jones, Age 63.....................          1991               2000           60,544(7)           0.51
   President of Packaging Design
   Corporation, a manufacturer of
   corrugated containers and specialties.



                                                                                       Amount and
                                                                                        Nature of
                                                   Year First                          Beneficial          Percent
    Name, Age, Principal Occupation and             Elected            Term to        Ownership of           of
    Business Experience for Past 5 Years          to Board (1)          Expire          Stock (2)           Class
    ------------------------------------         --------------         ------          ---------          ------

Fredric G. Novy, Age 60 (3).................          1994               2000          286,157(8)           2.40%
   Chairman of the Board of Directors of
   Alliance Bancorp and Liberty Federal
   Bank; President and Chief Executive
   Officer of Liberty Bancorp and Liberty
   Federal Savings Bank from 1994 to
   February 1997.  President of Cragin
   Financial Corporation and Cragin
   Federal Bank for Savings from 1990 through 1994.
William C. O'Donnell, Age 76................          1979               2000          136,574(5)           1.15
   President of ODON Communications
   Group, a radio broadcasting company.
Russell F. Stephens, Jr., Age 66............          1971               2000           46,198(7)           0.39
   President of Insurance Concepts &
   Design Inc., an insurance agency.
Vernon B. Thomas, Jr., Age 65 (3)...........          1969               2000          150,587(5)           1.26
   Attorney whose practice concentrates
   in corporate, banking, real estate and
   estate planning.
Kenne P. Bristol, Age 56 (3)................          1986               2001          183,193(9)           1.54
   President and Chief Executive Officer
   of Alliance Bancorp and Liberty
   Federal Bank; previously President and
   Chief Executive Officer of Hinsdale
   Financial and Hinsdale Federal.
Howard A. Davis, Age 51.....................          1995               2001          37,062(10)           0.31
   President and Chief Executive Officer
   of Preferred Mortgage Associates, Ltd.,
   a subsidiary of the Bank.
H. Verne Loeppert, Age 77...................          1964               2001          73,971(11)           0.62
   Retired; until December 31, 1996,
   President and Chief Executive Officer
   of CDV Corporation, a holding
   company whose subsidiaries are
   engaged in metal working tool
   manufacturing.


                                                                                       Amount and
                                                                                        Nature of
                                                   Year First                          Beneficial          Percent
    Name, Age, Principal Occupation and             Elected            Term to        Ownership of           of
    Business Experience for Past 5 Years          to Board (1)          Expire          Stock (2)           Class
    ------------------------------------         --------------         ------          ---------          ------

David D. Mill, Age 70 (3)(12)...............          1967               2001           123,057(5)          1.03%
   Dentist; Dr. Mill has owned his own
   general dental practice since 1957.
Richard E. Webber, Age 69...................          1959               2001            298,476            2.50
   Mr. Webber is the former President
   and Chief Financial Officer of
   Southwest Bancshares and President
   and Chief Executive Officer of
   Southwest Federal. Previously, he had
   been President of Southwest Federal
   since 1970 and Chief Executive Officer
   of Southwest Federal since 1959.
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Richard A. Hojnicki, Age 49.................          --                 --             81,510(13)          0.68
   Mr. Hojnicki is Executive Vice
   President, Secretary and Chief
   Financial Officer of Alliance Bancorp
   and Liberty Federal Bank.
Edward J. Munin, Age 45.....................          --                 --             3,167(14)           0.03
   Mr. Munin is a Senior Vice President
   of Liberty Federal Bank and President
   and Chief Executive Officer of Liberty
   Financial Services, Inc., a subsidiary of
   the Bank.
All directors and executive officers as a             --                 --           1,974,631(15)        16.60%
group (17 persons)



(1) Includes service on the Board of Directors of Hinsdale Federal Bank for Savings, Liberty Federal Savings Bank, or Southwest Federal Savings and Loan Association of Chicago.
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3) Also serves on the Board of Directors of Liberty Federal Bank, the wholly-owned subsidiary of the Company.
(4) Includes 114,868 shares with respect to Mr. Burns that may be acquired through presently exercisable stock options.
(5) Includes 49,657 shares that may be acquired through presently exercisable stock options.
(6) Includes 15,000 shares that may be acquired by Mr. Nusrala pursuant to presently exercisable stock options.
(7)  Includes  23,043  shares  that  may  be  acquired   pursuant  to  presently
     exercisable stock options.
(8) Includes 192,003 shares that may be acquired by Mr. Novy through presently exercisable stock options.
(9) Includes 126,411 shares that may be acquired by Mr. Bristol pursuant to presently exercisable stock options.
(10) Includes 32,500 shares that may be acquired by Mr. Davis pursuant to presently exercisable stock options.

                       (footnotes continued on next page)

(11) Includes 45,495 shares that may be acquired by Mr. Loeppert pursuant to presently exercisable stock options.
(12) Dr. Mill is married to Mr. Burns' first cousin.
(13) Includes 44,729 shares that may be acquired by Mr. Hojnicki pursuant to presently exercisable stock options.
(14) Includes 1,667 shares that may be acquired by Mr. Munin pursuant to presently exercisable stock options.
(15) Includes 512,178 shares that may be acquired pursuant to presently exercisable stock options granted to executive officers of the Company and its subsidiaries, and 351,295 shares that may be acquired pursuant to presently exercisable stock options granted to directors who are not executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the outstanding shares of Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. President and Chief Executive Officer Bristol filed a Form 4 in October to report one transaction that should have been reported in September, and filed a Form 4 in September to report one transaction that should have been reported in August. Director Burns filed a Form 5 to report one transaction which should have been reported on Form 4. Director Hughes filed a Form 5 to report one transaction which should have been reported on Form 4. Senior Vice President Munin filed a Form 4 in May to report one transaction which should have been reported in February. Based on the Company's review of ownership reports, no other officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the year ended December 31, 1998.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         During 1998, the Board of Directors of the Company met six times.

         The Company and Liberty Federal Bank (the "Bank") maintain an Executive Committee, an Audit and Compliance Committee, and a Compensation and Personnel Administration Committee. In addition to these committees the Bank maintains an Asset/Liability-Budget Committee. No Director attended fewer than 75%, in the aggregate, of the total number of Board meetings held during 1998 and the total number of committee meetings on which he served during the year, as to both the Company and the Bank.

         The Executive Committee currently consists of Directors Rybak (Chairman), Burns (Vice Chairman), Bristol, Loeppert, Novy, O'Donnell, Stephens, Sveen and Jones. This Committee exercises the authority of the Board when the Board is not in session, subject to applicable law. Any activity is reported to the Board on a monthly basis. The Executive Committee did not meet during 1998.

         The Audit and Compliance Committee currently consists of Directors Loeppert (Chairman), Jones, Mill, Nusrala and Rybak. This Committee receives reports as necessary to review the results of the internal audit program, the independent audit, and other matters that affect the Company or the Bank. The Audit and Compliance Committee met one time in 1998.

         The Company's Nominating Committee is not a standing committee but is convened as needed with director members appointed by the Chairman. While the Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws.

         The Compensation and Personnel Administration Committee currently consists of Directors Sveen (Chairman), Burns, Hughes, Nusrala and Stephens. This Committee reviews and administers compensation, officer promotions, benefits and other matters of personnel policy and practice. The Compensation and Personnel Administration Committee met four times during 1998.

DIRECTORS' COMPENSATION

         Fees. Outside Directors of the Company receive a fee of $1,500 per meeting of the Board. Outside Directors of the Bank receive a fee of $1,500 per meeting of the Board. Directors who are not officers also receive $300 for each committee meeting attended. Outside Directors of the Bank's subsidiaries receive $300 per meeting for serving on any of these Boards.

         Stock Benefit Plans for Directors. Directors have received options to purchase common stock under stock option plans adopted in connection with the initial public offering of the Common Stock. Currently, directors are eligible to receive stock options and restricted stock awards under the 1997 Long-Term Incentive Stock Benefit Plan. Effective June 30, 1998, the date of the acquisition of Southwest Bancshares, Inc., Richard E. Webber was granted an option to purchase 30,000 shares of Common Stock, which option vests in three equal annual installments. The exercise price for these options was $24.25, the fair market value of the Common Stock at the date of grant.

EXECUTIVE COMPENSATION

         Compensation Committee Report. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation and Personnel Administration Committee, at the direction of the Board of Directors, has prepared the following report, which report relates to the Company's year ended December 31, 1998.

         The compensation committee is composed solely of independent outside Directors. The Board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the performance of the Company, the compensation strategy, competitive practices, and the requirements of appropriate regulatory agencies. Non-employee Directors who do not sit on the compensation committee also participate in executive compensation decision-making through the review, discussion and ratification of compensation committee recommendations. All cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay cash compensation to executive officers.

         Executive Compensation Philosophy. Since the predecessor of the Company became a public company in 1992, the committee has had the following goals for the compensation programs impacting the executives of the Company and the Bank:

     o to provide motivation for the executives to enhance shareholder value by linking a significant portion of their compensation to earnings and the value of the Common Stock;

     o to retain the executive officers who are capable of leading the Company to high performance levels and to allow the Bank to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

     o to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average levels.

         The compensation committee of the Board of Directors of the Bank periodically reviews salaries, stock options and other aspects of executive compensation. In general, the purpose of this evaluation is to ensure that the Bank's overall executive compensation programs remain competitive with savings institutions and banks that are similar in both asset size and geographical markets to the Bank and that total executive pay represents both the individual's performance as well as the current and past performance of the Bank.

         For purposes of determining the competitive market for the Bank's executives, the committee has consulted with Crowe, Chizek and Company LLP, the nation's ninth largest CPA/Consulting firm ("Crowe Chizek"), to review the comprehensive compensation paid to top executives of thrifts and banks with total assets in the range of the Bank's total asset size and performance results comparable to those of the Bank.

         Crowe Chizek reviewed the following published compensation surveys to determine competitive compensation levels:

               1998 Crowe Chizek Bank Compensation Survey;

               1998 Midwest Bank Holding Company Executive Compensation Report;

               1998/1999  Watson  Wyatt  Financial   Institutions   Compensation
               Report;

               1998 BAI Bank Cash Compensation Survey; and

               1997 BAI Key Executive Compensation Survey.

         In addition, Crowe Chizek conducted an independent review of the compensation practices of eight midwest financial institutions with assets ranging from $768 million to $1.9 billion. All compensation data from the surveys is updated by a factor of 4% per year, which is consistent with trends in wage increases.

         The surveys provide data for both thrifts and commercial banks. Crowe Chizek has been recommending to their thrift clients that for compensation purposes they should compare themselves to commercial banks of comparable size as well as other thrifts for the following reasons:

     o the similarity in the balance sheet structure and the complexity level between operating a thrift and a bank have significantly narrowed; and

     o thrifts are recruiting senior executives from commercial banks more frequently, and to obtain top talent, the thrifts are required to provide compensation levels competitive with banks.

         In addition, the compensation committee reviewed the salary history and performance levels for each of the executive officers in determining appropriate compensation levels. It is expected that comparative salary data on executive compensation will continue to be utilized as the one of the primary sources of information in subsequent years in determining compensation levels for executive officers.

         Executive officers' compensation consists principally of salary, annual incentive payments, and stock options. The salaries are generally in the average range compared to other similar institutions. The incentive payments are based on performance against established objectives.

         Compensation of Chief Executive Officer. The compensation committee meets periodically to evaluate Mr. Bristol's performance and reports on that evaluation to the outside Directors of the Board. The Chief Executive's compensation consists principally of three components:

                           o        Salary;
                           o        Annual Incentive Payment; and
                           o        Stock Option Grants.

         Under the leadership and recommendations of the compensation committee, the Board of Directors of the Bank, with Mr. Bristol excused, approved his compensation for 1998 giving consideration to the size of the Bank, the duties and responsibilities of his position and a comparison of the compensation of chief executive officers of similarly situated financial institutions. Mr. Bristol's total cash compensation was based on his contribution to the overall long-term strategy and financial strength and performance of the Company, the Bank and its subsidiaries.

         In 1993, the Bank adopted a discretionary Annual Incentive Compensation Program based on achievement of profitability performance goals while maintaining safety and soundness standards. The program's objective is to build shareholder value by providing an incentive to executives and staff to develop those business strategies and take those actions that will impact the Company's annual as well as long-term profitability. In order to attract and retain high quality executives, the Bank's executive compensation strategy is based on providing total target compensation opportunities that are at, or above, the competitive norms for companies competing in the Bank's employment market. The total compensation philosophy is based on a combination of surveyed average base compensation plus an average to above average incentive opportunity with the intent of motivating management to continually meet or exceed the goals of increasing shareholder value.

         In  addition,   to  projected  levels  of   profitability,   the  Chief
Executive's annual incentive is dependent on the Bank maintaining certain levels of performance in the following areas:

          o the interest rate risk as measured by the one year interest rate sensitivity gap;

          o    the ratio of non-performing assets to total assets; and

          o    the regulatory capital ratios.

         While these measures may change from year-to-year based on the strategic focus of the Company, the objective of achieving annual profitability goals and enhancing shareholder value while maintaining long-term safety and soundness will continue.

         The 1998 annual incentive award granted to the Chief Executive Officer is based on 40% of base salary if target performance goals are achieved. If the performance goals are exceeded, the percentage of base salary award can be up to a maximum of 80%. The Bank's performance awards are based on pre-tax income objectives in addition to safety and soundness considerations. Based upon the criteria established by the Board of Directors, Mr. Bristol received a bonus of $100,000, representing approximately 40% of his base salary, for the period ended December 31, 1998. Also, during the period ended December 31, 1998, the committee granted Mr. Bristol options to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the shares at the time of grant.

         In light of the termination of the Bank's defined benefit pension plan, during 1998 the Bank implemented a supplemental executive retirement plan that is intended to provide Mr. Bristol with a benefit at retirement equal to 70% of the highest average annual salary payable to him for five consecutive years during the ten years prior to retirement, less any amounts payable to him pursuant to other qualified benefit plans. This plan was adopted in order to provide Mr. Bristol with a level of retirement benefit comparable to that provided to chief executive officers of other financial institutions of similar size.

                             Compensation Committee
           Edward J. Burns, Whit G. Hughes, Russell F. Stephens, Jr.,
                Edward J. Nusrala and Donald E. Sveen (Chairman)

         Stock Performance Graph. The following table shows a comparison of the cumulative total stockholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies in the Nasdaq National Market and Standard & Poor's Savings & Loan Companies Index, for the five fiscal years ended December 31, 1998.


                                [GRAPHIC OMITTED]


* $100 INVESTED ON 9/30/93 IN STOCK OR INDEX -INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


                                                   9/93     9/94     9/95     9/96    12/97    12/98
                                                   ----     ----     ----     ----    -----    -----
Alliance Bancorp...............................    100      115      131      138     238      179
Nasdaq Stock Market (U.S.).....................    100      101      139      165     213      299
S&P Savings & Loan Companies...................    100      101      129      150     296      276

         Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank, for services rendered during the years ended December 31, 1998, 1997 and the fiscal year ended September 30, 1996, to the Chief Executive Officer and other executive officers of the Bank and/or the Company, who received an amount in salary and bonus in excess of $100,000 in the fiscal year ended December 31, 1998 ("Named Executive Officers").


                                                 Annual Compensation                   Long-Term Compensation

                          (1)
                         Years
                         Ended                                 Other                     Awards        Payout            All
                       12/31/98                                Annual           Restricted  Options/    LTIP            Other
      Name and         12/31/97                             Compensation           Stock    SARS (#)   Payout       Compensation
  Principal Position    9/30/96   Salary         Bonus             (3)            Awards                                (4)
===================== ========= ==========    ===========  ================   ===========  ==========  ==========   ==============
Kenne P. Bristol         1998    $260,000     $  100,000             $  --        $   --        25,000      $  --   $   46,160(7)(8)
  President, Chief       1997     230,000         25,000  (2)           --            --        65,430         --      158,470
  Executive Officer      1996     220,000         75,000                --            --        28,125         --       20,919
  and Director
Fredric G. Novy          1998    $225,000     $  100,000             $  --        $   --        25,000      $  --   $       --
  Chairman of the        1997     177,534 (5)    100,000                --            --            --         --           --
  Board of Directors
Richard A. Hojnicki      1998    $120,000     $   35,000             $  --        $   --         7,500      $  --   $      773(7)
 Executive Vice          1997     103,000         41,000  (2)           --            --         6,750         --       70,695
 President, Chief        1996      99,000         23,000                --            --         8,437         --       13,388
 Financial Officer
 and  Corporate
 Secretary
Edward J. Munin          1998    $200,000      $  57,000             $  --        $   --         5,000      $  --   $       --
 Senior Vice             1997     188,333 (6)     45,000                --            --            --         --           --
 President of Bank,
 President and Chief
 Executive Officer
 of Liberty Financial
 Services, Inc.
Howard A. Davis          1998    $200,000             --             $  --        $   --         7,500      $  --   $  2,375(7)
 President and Chief     1997     200,000     $    5,000                --            --        11,250         --           --
 Executive Officer of    1996     200,000             --                --            --        22,500         --           --
 Preferred Mortgage
 Associates,  Ltd.
 and Director

===================== ========   ======== ==============  ================  ============  ============ ========== =================

---------------------------------
(1) In 1996, the Company changed its fiscal year end from September 30 to December 31. Changes in salary for Mr. Bristol and Mr. Hojnicki were effective October 1, 1996.
(2) Bonuses relating to the 15 months ended December 31, 1997 are included in the 1997 amount.
(3) Perquisites for the fiscal years ended December 31, 1998, 1997 and September 30, 1996 did not exceed the lesser of $50,000 or 10% of the total of the salary and bonus as reported for the Named Executive Officers.
(4) Represents the value of shares of Common Stock allocated to the account of the Named Executive Officer under the Hinsdale Federal Bank for Savings ESOP. Allocations as of December 31, 1995, valued at the market price of the Common Stock as of that date is included in the fiscal year ended September 30, 1996. In accordance with the merger with Liberty Bancorp, Inc., the ESOP was terminated in 1997; therefore, the 1997 amount includes the December 31, 1996 allocation, valued at the market price on that date and the final termination allocation valued at the market price of Common Stock as of December 31, 1997.
(5) Includes Mr. Novy's salary from February 10, 1997, the date of the merger of Liberty Bancorp, Inc. with the Company.
(6)  Includes Mr.  Munin's  salary from the date of his  employment  in February
     1997.
(7) Includes a contribution by the Company in 1998 to match 25% of the Named Executive Officer's 1997 401(k) contribution: Bristol $2,250, Hojnicki $773 and Davis $2,375.
(8) Includes the value of stock and accumulated dividends representing recovery of benefits that would have been included in the 1997 termination of the ESOP if not limited by the Internal Revenue Code.

         Employment Agreements. The Bank has entered into an employment agreement with Mr. Bristol, which provides for a term of thirty-six months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be thirty-six months. If the agreement is not renewed, the agreement with Mr. Bristol will expire thirty-six months following the anniversary date. The current base salary for Mr. Bristol is $275,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his current offices,
(ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank, or (iv) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiary would be entitled to severance pay in an amount equal to 2.99 times the annual rate of base salary at the time of termination. The Bank would also continue the executive's life, health, dental and disability coverage for the remaining unexpired term of the agreement.

         If termination, voluntary or involuntary, follows a change in control of the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to 2.99 times the annual rate of annual compensation at the time of termination, which currently would be approximately $1,125,000. The Bank would also continue, as available, the executive's life, health, dental and disability coverage for thirty-six months. A change in control is generally defined to mean the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Common Stock during the term of the agreement, or a merger or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors. The Company has agreed to reimburse the executive for any excise taxes that may be imposed under the federal income tax code in connection with any payments made following a change in control.

         As a result of the merger of Liberty Bancorp, Inc. and Hinsdale Financial Corporation, the Company and the Bank are parties to employment agreements with Messrs. Burns and Novy. The employment agreements provide for three-year terms. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreements may be extended by the Board of Directors for an additional year so that the remaining terms shall remain three years. Base salaries will be reviewed annually. In 1998, the base salaries of Messrs. Burns and Novy provided for by the employment agreements were $125,000, and $225,000, respectively.

         In addition to the base salary, the agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by the Bank or the Company for cause at any time. In the event the Bank or the Company chooses to terminate the executive's employment for reasons other than for cause; or in the event of the executive's resignation from the Bank and the Company upon (i) failure to re-elect the executive to his current offices or nominate for board membership, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank or the Company, or (iv) a breach of the agreement by the Bank or the Company; the executive, or in the event of death, his beneficiary would be entitled to severance pay. Pursuant to his agreements, in the event of such termination, Mr. Burns would receive a sum equal to: (i) the amount of remaining salary payments under the agreement; (ii) the annual weighted average of the amount of bonus and other compensation paid to or accrued on behalf of Mr. Burns during the term of the agreement times the remaining number of years, and any fraction thereof, under the agreement; and (iii) an amount equal to the average of the annual contributions that were made on his behalf to any employee benefit plans during the term of the agreement times the remaining number of years, and any fraction thereof, under the agreement. Under the terms of his agreements, in the event of such termination, Mr. Novy would receive the greater of (i) the payments due for the remaining term of his agreement, or (ii) one times his average annual compensation for the three preceding taxable years and the amount of any benefits received pursuant to any employee benefit plans on his behalf during the term of his agreement.

         If termination, voluntary or involuntary, follows a change in control of the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to a severance payment equal to three times his average annual compensation over the past three years of employment with the Bank or the Company. The Bank and the Company would also continue, as available, the executive's life, medical, dental and disability coverage for the remaining term of the agreement. A change in control is generally defined to mean the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Common Stock or a merger or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors during the term of the agreement. Payments to the executive under the Bank's agreements will be guaranteed by the Company in the event that payments or benefits are to paid by the Bank.

         In the event of a change of control, based upon the past year's salary, bonus and fees, Mr. Burns would receive approximately $375,000, and Mr. Novy would receive approximately $975,000 in severance payments. In addition, the agreements provide for continued life, medical, dental and disability coverage for a period of thirty-six months. Any outstanding options vest upon a change in control.

         Severance Agreements. The Bank has entered into a severance agreement with Mr. Hojnicki. The severance agreement provides for a term of twelve months; on the first anniversary date and continuing on each anniversary thereafter, the agreement may be extended so that the remaining term shall be twelve months. If not renewed, the severance agreement expires twelve months thereafter. The severance agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminates the officer's employment for any reason other than cause, or if the officer terminates his employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to an amount equal to one and one half times the base salary. The Bank would also continue, as available, the officer's life, health, dental and disability coverage for the remaining unexpired term of the severance agreement. Payment to the officer under the severance agreement will be provided by the Company in the event that payment or benefits are not paid by the Bank. The Bank has entered into similar severance agreements with fifteen other officers of the Bank paying one times salary and one officer at one-half times salary.

         Stock Option Plans. The Board of Directors of the Company has established stock option plans which provide discretionary awards to officers and key employees. The granting of awards to employees under the option plans is determined by a committee of the Board of Directors consisting of "Non-Employee" directors.

         Set forth below is information relating to options granted under the Company's stock option plans to the Named Executive Officers during 1998.


                                              OPTION GRANTS IN LAST FISCAL YEAR
==============================================================================================================================
                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                        Individual Grants                                            Annual Rates of Stock
                                                                                                     Price Appreciation for
                                                                                                          Option Term
                                          Percent of Total Options
          Name               Options       Granted to Employees in    Exercise or    Expiration        5%           10%
                            Granted(1)              1998              Base Price        Date
Kenne P. Bristol              25,000                 14                 $25.65       1/15/2008      $101,000      $212,250
------------------------ ---------------- -------------------------  ------------- -------------- ------------  ------------ -
Fredric G. Novy               25,000                 14                 $25.65       1/15/2008      $101,000      $212,250
------------------------ ---------------- -------------------------  ------------- -------------- ------------  ------------ -
Richard A. Hojnicki           7,500                   4                 $25.65       1/15/2008      $30,300       $63,675
------------------------ ---------------- -------------------------  ------------- -------------- ------------  ------------ -
Howard A. Davis               7,500                   4                 $25.65       1/15/2008      $30,300       $63,675
------------------------ ---------------- -------------------------  ------------- -------------- ------------  ------------ -
Edward J. Munin               5,000                   3                 $25.65       1/15/2008      $20,200       $42,450
------------------------ ---------------- -------------------------  ------------- -------------- ------------  ------------ -


------------------------------------
(1) These options become exercisable in three equal installments commencing January 15, 1999.

         The following table provides certain information with respect to the number of shares of the Company Common Stock represented by stock options held by the Named Executive Officers as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock. No options were exercised during 1998.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value             Fiscal Year-End               Year-End (1)
           Name                Upon Exercise        Realized
                                                                          Exercisable/                Exercisable/
                                                                         Unexercisable               Unexercisable
                                                                              (#)                         ($)
Kenne P. Bristol                    --                 --               112,267 / 62,620          $1,009,582 / $39,027
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Fredric G. Novy                      --                 --               183,669 / 25,000             $516,271 / $--
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Richard  A. Hojnicki                --                 --                42,229 / 9,750            $480,514 / $8,954
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Howard A. Davis                     --                 --               30,000 / 11,250            $152,001 / $14,922
---------------------------  -----------------  -----------------  --------------------------  --------------------------
Edward J. Munin                     --                 --                 -- / 5,000                    -- /--
---------------------------  -----------------  -----------------  --------------------------  --------------------------

------------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of the Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1998, at which date the last sales price of the Common Stock, as quoted on the Nasdaq National Market, was $19.5625.

         Retirement Plan. Until November 1997, the Bank maintained the Pension Plan ("Retirement Plan"), for the benefit of certain employees of the Bank (i.e., those persons who formerly had been employed by Hinsdale Federal Bank for Savings). In March 1997, the Bank adopted resolutions terminating the Retirement Plan. Subsequent to the Retirement Plan's termination, no additional benefits were accrued by any participants. The Bank requested and received a favorable determination letter on the termination of the Retirement Plan. In November 1997, the participants' accrued benefits were distributed and the trust was dissolved.

         The Bank adopted an Executive Supplemental Retirement Income Plan ("SERP") which is a non-qualified deferred compensation plan for the benefit of Messrs. Novy and Bristol. Under the SERP, if the executive is employed until age 65 he is entitled to a benefit commencing on his termination of employment, payable monthly for 180 months. The benefit is based on a percentage of base salary plus bonus, calculated actuarially to be equal to 70% of the average of the executive's highest annual salary and cash bonus (combined) paid in any five consecutive calendar years in the last ten calendar years prior to termination of employment on or after the executive's "Benefit Eligibility Date," i.e., the first day of the month following the later of his attainment of age 65 or actual retirement, reduced by the annuitized value of the employer-provided tax-qualified plan benefits available to the executive for the twelve month period immediately following attainment of age 65.

         The Bank has established a rabbi trust which has purchased life insurance policies to partially fund the Bank's obligations under the SERP. The Bank makes annual contributions in an amount equal to the expense accrual under the SERP, into the rabbi trust for the benefit of the executives. In the event of the executive's termination of employment following a change of control, the Bank is required to make contributions to the rabbi trust which, when added to the remaining assets in the rabbi trust, are sufficient to fund the supplemental retirement income benefit. Contributions with respect to the SERP for 1998 were $191,975.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         The Bank does not make loans to its directors and executive officers except for overdraft lines of credit on checking accounts issued by the Bank, which are made in the ordinary course of business, and on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

--------------------------------------------------------------------------------

      PROPOSAL II--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------


         The Company's independent auditors for the year ended December 31, 1998 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Company for the year ending December 31, 1999, subject to ratification of such appointment by the stockholders. Representatives of KPMG LLP are expected to attend the Company's Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Company's Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

--------------------------------------------------------------------------------

                            STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


         To be considered for inclusion in the Company's proxy statement in connection with the annual meeting of stockholders to be held following the year ending December 31, 1999, a stockholder proposal must be received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than January 14, 2000. Any stockholder proposal submitted to the Company will be subject to Rule 14a-8 under the Exchange Act.

--------------------------------------------------------------------------------

      ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
--------------------------------------------------------------------------------


         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

--------------------------------------------------------------------------------

                              OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors knows of no business which will be presented for consideration at the Company's Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

--------------------------------------------------------------------------------

                           ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


         LaSalle Financial Partners, Limited Partnership, a Delaware limited partnership that is located in Kalamazoo, Michigan (the "LaSalle Group"), has filed proxy material with the SEC indicating its intention to solicit proxies in opposition to the nominees proposed by your Board of Directors. As a result, and pursuant to SEC rules and regulations, the following additional information is required to be provided with respect to the Company and each of the Directors and Named Executive Officers of the Company, all of whom will be participating in the solicitation of proxies on behalf of the Company in connection with the Annual Meeting (the "Participants").

         If the LaSalle Group does solicit proxies in opposition to the nominees of the Board of Directors, the Company's total costs and expenditures for, in furtherance of, or in connection with the solicitation of proxies (which cannot be precisely determined at this time) are expected to amount to approximately $160,000 (of which approximately $5,000 has been paid as of May 14, 1999), excluding such costs represented by the amount normally expended for a solicitation of proxies in connection with an election of directors in the absence of a contest and costs represented by salaries and wages of regular officers and employees.

         The cost of solicitation of the white proxy cards will be borne by the Company. The Company has retained Kissel-Blake, a division of Shareholder Communications Corp.("Kissel-Blake"), a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will receive a fee of $40,000 for such services and will be reimbursed for reasonable out-of-pocket expenses. Approximately 40 employees of Kissel-Blake will be engaged in proxy soliciting activities on behalf of the Company if there is an election contest. In addition to solicitations by mail, the directors, and certain officers and employees of the Company (17 persons) may solicit proxies personally or by telephone without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Company's proxy materials to the beneficial owners of the Common Stock.

        The business of address of Messrs. Kenne P. Bristol, Fredric G. Novy, H. Verne Loeppert, Richard A. Hojnicki and Edward J. Munin is Alliance Bancorp, One Grant Square, Hinsdale, Illinois 60521. The business address of the other directors of the Company are as follows: Edward J. Burns, 5700 N. Lincoln Avenue, Chicago, Illinois 60659, Howard A. Davis, Preferred Mortgage Associates, Ltd., 3030 Finley Road, Suite 104, Downers Grove, Illinois 60515, Whit G. Hughes, 34 W 033 Army Trail Road, St. Charles, Illinois 60174, Howard R. Jones, Packaging Design Corporation, 101 Shore Drive, Burr Ridge, Illinois 60521, David
D. Mill, 64 Old Orchard Court, Suite 517, Skokie, Illinois 60076, Edward J. Nusrala, Famous Brand Shoes, Inc., 8620 Olive Street, St. Louis, Missouri 63132, William C. O'Donnell, O'Donnell Enterprises, 1030 Arbor Lane, #103, Northfield, Illinois 60093, William R. Rybak, Van Kampen American Capital, Inc., One Parkview Plaza, Oak Brook Terrace, Illinois 60181, Russell F. Stephens, Jr., Insurance Concepts & Design, Inc., P.O. Box 958, St. Charles, Illinois 60175, Donald E. Sveen, 1749 S. Naperville Road, Suite 206, Wheaton, Illinois 60187, Vernon B. Thomas, Jr., 53 W. Jackson Boulevard, Suite 618, Chicago, Illinois
60604, Richard E. Webber, Liberty Federal Bank, 4062 Southwest Highway, Hometown, Illinois 60456.

         None of the foregoing Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.

         Except as disclosed in this Proxy Statement, none of the Participants is or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to the Common Stock, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against losses or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         None of the Participants own any shares of securities of any parent or subsidiary of the Company.

         The amount of Common Stock which is beneficially owned by the foregoing Participants at May 12, 1999 is set forth under Proposal I--Election of Directors. None of the Participants own Common Stock of record which is not owned beneficially.

         The following table sets forth Participants who have purchased or sold shares of Common Stock during the past two years.


        Name               Date        Number of Shares               Name                Date         Number of Shares
                                       Purchased (Sold)                                                Purchased (Sold)
---------------------  ------------ ----------------------  ------------------------- ------------- ----------------------
Kenne P. Bristol          2/2/98             500            Edward J. Nusrala            3/16/98             500
                         7/31/98             500                                         3/16/98             500
                          8/6/98             500                                         8/20/98             500
                         8/25/98             500                                        10/27/98             200
                         8/26/98             500                                        11/17/98            1,000
                         8/31/98           (1,000)                                      11/17/98            1,000
                          9/1/98           (1,000)                                      12/22/98            1,000
                          9/3/98           (1,000)                                      12/24/98            1,000
                          9/4/98            (700)                                        2/4/99             1,000
                          9/8/98            (300)                                        3/4/99             1,000
                         10/27/98          (1,000)                                       5/10/99            1,000
                         10/30/98          (1,000)          Russell F. Stephens, Jr.    10/22/97            2,500
                         11/19/98            500                                        11/11/98             750
                         12/21/98           1,000                                       12/10/98             100
                          5/7/99            10,000                                      12/10/98             100
Edward J. Burns           5/5/97           (7,193)                                      12/10/98             200
                         7/24/97           (3,750)                                      12/10/98             100
                         7/25/97           (2,792)          Donald E. Sveen              8/27/98             300
                         7/29/97           (7,107)                                       8/27/98            1,656
Howard A Davis           12/14/98           1,000                                        9/1/98             2,000
Whit G. Hughes            9/1/98            1,000                                        9/23/98            1,000
H. Verne Loeppert        3/11/99            1,000           Vernon B. Thomas, Jr.        5/14/97           (2,789)
David D. Mill            12/21/98          (5,000)




=====================  ============ ======================  ========================= ============= ======================



        Name               Date        Number of Shares               Name                Date         Number of Shares
                                       Purchased (Sold)                                                Purchased (Sold)
---------------------  ------------ ----------------------  ------------------------- ------------- ----------------------
Fredric G. Novy           2/6/98             500            Richard E. Webber           11/11/98           (13,998)
                         7/31/98             500                                        11/12/98           (3,990)
                         8/11/98            2,000                                       11/17/98           (3,000)
                         8/18/98            1,000                                        12/8/98           (1,000)
                         8/18/98             500                                         12/9/98           (14,792)
                         8/18/98             500            Edward J. Munin              1/26/98            1,000
                         8/28/98            1,000                                        4/29/98            1,500
                         10/27/98           2,000                                       11/30/98           (1,000)
                         10/28/98            500
                         10/28/98            500
                         12/21/98           1,000
=====================  ============ ======================  ========================= ============= ======================



--------------------------------------------------------------------------------

                         ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO KENNE P. BRISTOL, PRESIDENT AND CHIEF EXECUTIVE OFFICER, ALLIANCE BANCORP, ONE GRANT SQUARE, HINSDALE, ILLINOIS 60521, OR CALL (630) 323-1776.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               Richard A. Hojnicki
                               Secretary
Hinsdale, Illinois
May 14, 1999

PROXY
                                ALLIANCE BANCORP
                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 23, 1999

         The undersigned hereby appoints the proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Ashton Place, 341 W. 75th Street, Willowbrook, Illinois at 10:00 a.m., Chicago Time. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:





                                                      FOR
                                                   ---------
                                                  (except as
                                                    marked to
                                                  the contrary        VOTE
                                                    below)          WITHHELD
                                                                    --------
1.   The election as Directors of all nominees
     listed below each to serve for a three-year term [  ]            [  ]

            Edward J. Burns
            Whit G. Hughes
            Edward J. Nusrala
            William R. Rybak
            Donald E. Sveen

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------


                                                          FOR   AGAINST  ABSTAIN

2.   The ratification of KPMG LLP as the Company's        [  ]    [  ]    [  ]
     independent auditor for the fiscal year ended December 31, 1999.



The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.



--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement, each dated May 14, 1999.


Dated: _________________________             [  ] Check Box if You Plan
                                                  to Attend Annual Meeting


-------------------------------              -----------------------------------
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


-------------------------------              -----------------------------------
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



--------------------------------------------------------------------------------


                  PLEASE COMPLETE AND DATE THIS WHITE PROXY AND
                       RETURN IT PROMPTLY IN THE ENCLOSED
                            POSTAGE-PREPAID ENVELOPE.

--------------------------------------------------------------------------------